 Exhibit 99.1

INSTINET GROUP TO ACQUIRE BRIDGE TRADING FROM REUTERS

New York - March 1, 2005 - Reuters (LSE: RTR.L; NASDAQ: RTRSY), the global information company, and Instinet Group Incorporated (NASDAQ: INGP), the global electronic agency brokerage, today announced they have entered into a definitive agreement for Instinet Group to acquire Bridge Trading Company, a soft-dollar execution broker, for $21.5 million in INGP stock.

Bridge Trading can work seamlessly as a part of Instinet, LLC, The Unconflicted Institutional Broker. With their similar agency-only business models, the combination of the two companies can provide numerous synergies. Instinet will have the opportunity to grow its client base, increase exchange-listed trading volume, and expand its offerings to the institutional investor community. In addition, Reuters will be free to continue its strategy of being a neutral global aggregator of equity liquidity.

With operations located in St. Louis, Missouri, Bridge Trading is a well-established and highly regarded soft-dollar institutional securities broker. Bridge Trading serves more than 500 U.S. institutional clients from regional offices around the country. On average it traded over 6 million shares per day in 2004. In 2001, Reuters acquired Bridge Trading as part of its acquisition of Bridge Information Systems. In keeping with its Fast Forward plans introduced in 2003 to become more customer-focused, effective and competitive, Reuters continues to divest non-core assets in a tax efficient manner.

"We believe that Bridge Trading's strong client-base and expertise in listed-trading will complement our already well-established pure agency brokerage business," said Mike Plunkett, President, North America, Instinet, LLC. "In addition to an expanded offering, the potentially larger pool of Exchange-listed liquidity can substantially benefit our more than 1,500 institutional clients through improved trade quality."

Phil Lynch, Chief Executive Officer, Reuters Americas stated: "This combination gives Bridge Trading clients access to a much broader trading venue which significantly enhances their access to liquidity in both listed and OTC stocks. This agreement will allow Reuters to remain focused on providing clients with broker-neutral services."

The transaction is subject to NASD approval and other customary conditions, and is expected to close within eight weeks. Through year end 2005, Bridge Trading will continue to have exclusive rights to its existing Reuters Station soft-dollar clients.

About Reuters
Reuters (www.reuters.com), the global information company, provides indispensable information tailored for professionals in the financial services, media and corporate markets. Its trusted information drives decision making across the globe based on a reputation for speed, accuracy and independence. Reuters has 14,500 staff in 91 countries. This includes 2,300 editorial staff in 196 bureaux serving 129 countries, making Reuters the world's largest international multimedia news agency. In 2004, Reuters Group revenues were 2.9 billion (in British Pounds).

Reuters and the sphere logo are the trade-marks of the Reuters group of companies.

About Instinet Group
Instinet Group, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions and execution services for more than 30 years. We operate our two major businesses through Instinet, LLC, The Unconflicted Institutional Broker, and Inet ATS, Inc., The electronic marketplace.

*        Instinet, The Unconflicted Institutional Broker, gives its customers the opportunity to use its sales-trading expertise and advanced technology tools to interact with global securities markets, improve trading performance and lower overall transaction costs. Through Instinet's electronic platforms, customers can access other U.S. trading venues, including NASDAQ and the NYSE, and almost 30 securities markets throughout the world. Instinet acts solely as an agent for its customers, including institutional investors, such as mutual funds, pension funds, insurance companies and hedge funds. Lynch, Jones & Ryan, Inc., Instinet Group's commission recapture subsidiary is also a part of Instinet.

*        INET, The electronic marketplace, represents the consolidation of the order flow of the former Instinet ECN and former Island ECN, providing its U.S. broker-dealer customers one of the largest liquidity pools in NASDAQ-listed securities.

Press Contacts
Reuters Media Relations                                Reuters Investor Relations
Samantha Topping                                        Miriam McKay
+ 646/223.5223                                        +44 20 7542 7057
samantha.topping@reuters.com

Instinet Group Investor Relations
Lisa Kampf
212-231-5022
lisa.kampf@instinet.com

This statement includes certain forward-looking statements relating to Reuters within the meaning of Section 27A of the US Securities Act of 1933 and Section 21E of the US Securities Exchange Act of 1934. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are described in Reuters Annual Report and Form 20-F 2003 under the heading "Risk Factors". Copies of the Annual Report and Form 20-F are available on request from Reuters Group PLC, 85 Fleet Street, London EC4P 4AJ. In particular, Reuters ability to complete the transaction with Instinet Group and realize the anticipated benefits is subject to the risks that the conditions to such transaction will not be not satisfied. Any forward-looking statements made by or on behalf of Reuters speak only as of the date they are made, and Reuters does not undertake to update any forward-looking statements.

Copyright 2005 Instinet Group Incorporated and its affiliated companies. All rights reserved. INSTINET and INET are service marks in the United States. Instinet, LLC, member NASD/SIPC, branded as Instinet, The Unconflicted Institutional Broker, Inet ATS, Inc., member NASD/NSX/SIPC, branded as INET, The electronic marketplace and Lynch, Jones & Ryan, Inc., member NASD/SIPC, are subsidiaries of Instinet Group Incorporated which is a member of the Reuters family of companies.

This news release may be deemed to include forward-looking statements relating to Instinet Group. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and other documents filed with the SEC and available on the Company's website at www.investor.instinetgroup.com.